UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As previously disclosed on March 24, 2016 on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 21, 2016, Blue Earth, Inc. (the “Company”) and its wholly-owned subsidiary, Blue Earth Tech, Inc. (collectively, with the Company, “Blue Earth”) filed voluntary petitions for the United States Bankruptcy Court for the Northern District of California, San Francisco Division (the “Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company’s Chapter 11 cases are being jointly administered for procedural purposes only under the caption In re Blue Earth Inc., et al., Case No. 30296-DM) (together, the “Chapter 11 Case”).  The Company has continued to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On June 20, 2016, the Company filed its monthly operating report for the period from May 1, 2016 to May 31, 2016 (the “Monthly Operating Report”) with the Court. The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Case and is in a format acceptable to the Court. The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act which are not being filed and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

The Company also cautions that trading in its securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks.  On June 13, 2016, the Company and Jackson Investment Group, LLC, its senior lender, filed the Joint Plan of Reorganization (the “Plan”) and a related Disclosure Statement.  The Disclosure Statement was approved by the Bankruptcy Court on June 13, 2016.  A hearing to consider approval for the Plan will be held on July 19, 2016.

Forward-Looking Statements

Certain statements contained in this report may be deemed to be forward-looking under the Federal securities laws.  The Company intends that all such forward-looking statements be subject to the safe harbor created under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, statements regarding (i) the continuation of the Company’s business operations; (ii) the continuation of the Company’s status as a debtor-in-possession, and (iii) the Company’s plans to use a Chapter 11 bankruptcy to restructure its operations.  The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein.  Such factors include, but are not limited to: (a) the willingness of the Company’s DIP Lender to continue to fund its operations; (b) the Company’s ability to remain in place as debtor-in-possession; (c) the Company’s ability to successfully complete the bankruptcy process and resolve claims with creditors and/or shareholders; (d) other risks of Chapter 11 bankruptcy proceedings; and (e) as detailed in the Company’s SEC reports.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are furnished with this report:

99.1  Monthly Operating Report of Blue Earth, Inc. for the period May 1, 2016 to May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016

By: /s/  G. Robert Powell

Name: G. Robert Powell,

Title: Chief Executive Officer

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